================================================================================

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            Worthington Foods, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                         [WORTHINGTON FOODS, INC. LOGO]


                              900 PROPRIETORS ROAD
                             WORTHINGTON, OHIO 43085
                                 (614) 885-9511

                                                               Worthington, Ohio
                                                                  March 16, 1998

To the Shareholders of
Worthington Foods, Inc.:




      NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of the Shareholders (the "Annual Meeting") of Worthington Foods, Inc. (the "Company") will be held at The Worthington Hills Country Club, 920 Clubview Blvd. South, Worthington, Ohio 43235 on Tuesday, April 21, 1998, at 11:00 a.m., local time, for the following purposes:

      1. To elect three directors to serve for terms of three years each.

      2. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

      Shareholders of record at the close of business on March 2, 1998 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

      You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of Common Shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

                                By Order of the Board of Directors,


                                /s/ Ronald L. McDermott

                                Ronald L. McDermott, Secretary

                         [WORTHINGTON FOODS, INC. LOGO]

                              900 PROPRIETORS ROAD
                             WORTHINGTON, OHIO 43085
                                 (614) 885-9511



                                 PROXY STATEMENT

      This Proxy Statement and the accompanying proxy are being mailed to shareholders of Worthington Foods, Inc., an Ohio corporation (the "Company"), on or about March 16, 1998 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1998 Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Tuesday, April 21, 1998, or at any adjournment(s) thereof. The Annual Meeting will be held at 11:00 a.m., local time, at The Worthington Hills Country Club, 920 Clubview Blvd. South, Worthington, Ohio 43235.

      A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his Common Shares voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

      Only shareholders of the Company of record at the close of business on March 2, 1998 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the close of business on March 2, 1998, 11,663,440 Common Shares were outstanding and entitled to vote. Each Common Share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting.

      The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors, or employees of the Company by further mailing, by telephone, or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees, and fiduciaries, who are record holders of Common Shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of such Common Shares.

      The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 1997 is enclosed herewith.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of March 2, 1998, certain information with respect to the Company's Common Shares beneficially owned by the only person known by the Company to beneficially own more than 5% of the outstanding Common Shares of the Company:


         NAME AND ADDRESS OF               AMOUNT AND NATURE OF    PERCENT OF
          BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP     CLASS(1)
        --------------------              ----------------------   ---------

  The Huntington Trust Company, N.A.              881,639              7.6%
         41 South High Street
       Columbus, Ohio  43215 (2)

(1) The percent of class is based upon 11,663,440 Common Shares outstanding on March 2, 1998.

(2) Includes 804,229 Common Shares held by the Worthington Foods, Inc. Employee Stock Ownership Plan (the "ESOP"). The Huntington Trust Company, as trustee, has sole dispositive power and the Compensation Committee of the Board of Directors has sole investment power with respect to the Common Shares held by the ESOP and each participant in the ESOP has sole voting power with respect to the Common Shares held by the ESOP which are allocated to such participant's account in the ESOP.

              SECURITY OWNERSHIP OF CERTAIN OFFICERS AND DIRECTORS

      The following table sets forth, as of March 2, 1998, certain information with respect to the Company's Common Shares owned beneficially by each director, by each nominee for election as a director, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group:


                                                                           AMOUNT AND NATURE OF       PERCENT OF
NAME OF BENEFICIAL OWNER                                                   BENEFICIAL OWNERSHIP(1)(2) CLASS (3)
------------------------                                                   -------------------------------------
Allan R. Buller (5)(6)..................................................           299,398(7)          2.6%
Dale E. Twomley (4)(5)(6)...............................................           263,350(8)          2.2
Donald B. Burke(6)......................................................            43,084             (14)
William T. Kirkwood (6).................................................            98,915(9)          (14)
Ronald L. McDermott (6).................................................            54,909             (14)
Jay L. Robertson (6)....................................................            93,347(10)         (14)
Roger D. Blackwell (4)(5)...............................................            53,330(11)         (14)
Emil J. Brolick (5).....................................................             3,999             (14)
George T. Harding, IV (5)...............................................           392,632(12)         3.4
Donald G. Orrick (4)(5).................................................           211,108(13)         1.8
William D. Parker (5)...................................................            23,998             (14)
Francisco J. Perez (5)..................................................             3,599             (14)
Donald B. Shackelford (5)...............................................            51,999             (14)
All Executive Officers and Directors (including nominees) as a group
   (13 individuals)  ...................................................         1,593,668            13.3%

(1) Unless otherwise noted, the beneficial owner has sole voting, investment and dispositive power with respect to all of the Common Shares shown to be owned by such person in the table.

(2) The common share ownership information for Messrs. Twomley, Burke, Kirkwood, McDermott and Robertson and for all executive officers as a group includes 24,208; 1,171; 20,427; 5,380; 10,940 and 62,126 shares, respectively, held for the accounts of such persons in the ESOP as to which shares such persons have sole voting power but no investment power. The Common Share ownership for Messrs. Twomley, Burke, Kirkwood, McDermott and Robertson and all executive officers as a group includes 106,666; 13,110; 48,517; 32,591; 35,600 and 236,484 shares, respectively, that are subject to options exercisable within 60 days following March 2, 1998. The Common Share ownership for each of Messrs. Blackwell, Brolick, Harding, Orrick, Parker, Perez and Shackelford includes 22,221; 3,333; 22,221; 22,221; 22,221; 3,333 and 25,554 shares, respectively, that are subject to options exercisable within 60 days following March 2, 1998.

(3) The percent of class is based upon 11,663,440 Common Shares outstanding on March 2, 1998 and the number of Common Shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of March 2, 1998.

(4)  Nominee for election as a director of the Company.

(5)  Director of the Company.

(6)  Executive officer of the Company.

(7) Includes 227,409 Common Shares held in trust established by Mr. Buller as to which Mr. Buller and his spouse act as joint trustees and have shared voting and investment/dispositive power. Also includes 70,998 Common Shares held in trust established by Mr. Buller's spouse as to which she and Mr. Buller act as joint trustees and have shared voting and investment/dispositive power.

(8) Includes 47,829 Common Shares held by Mr. Twomley's spouse as to which she has sole voting and investment/dispositive power and as to which Mr. Twomley disclaims beneficial ownership. Also included are 2,444 Common Shares held in an IRA trust for the benefit of Mr. Twomley as to which Mr. Twomley has sole voting and investment/dispositive power. Also included are 4,442 Common Shares held by Mr. Twomley's children.

(9) Includes 1,000 Common Shares held by Mr. Kirkwood's spouse as to which she has sole voting and investment/dispositve power and as to which Mr. Kirkwood disclaims beneficial ownership. Includes 7,584 Common Shares held in the Worthington Foods, Inc. Tax Savings and Profit Sharing Plan for the benefit of Mr. Kirkwood as to which Mr. Kirkwood has sole voting and investment/dispositive power. Includes 1,047 Common Shares held by Mr. Kirkwood's children and step-children as to which shares Mr. Kirkwood disclaims beneficial ownership.

(10) Includes 29,191 Common Shares held jointly by Mr. Robertson and his spouse as to which Mr. Robertson shares voting and investment/dispositive power.

(11) Includes 20,888 Common Shares held in an IRA trust for the benefit of Mr. Blackwell as to which Mr. Blackwell has sole voting and investment/dispositive power.

(12) Includes 64,800 Common Shares held by Dr. Harding's spouse as to which she has sole voting and investment/dispositive power and as to which Dr. Harding disclaims beneficial ownership. Also included are 103,198 Common Shares held in an IRA trust for the benefit of Dr. Harding as to which Dr. Harding has sole voting and investment/dispositive power.

(13) Includes 2,621 Common Shares held by Dr. Orrick's spouse as to which she has sole voting and investment/dispositive power and as to which Dr. Orrick disclaims beneficial ownership. Includes 186,266 Common Shares held in an IRA trust for the benefit of Dr. Orrick as to which Dr. Orrick has sole voting and investment/dispositive power.

(14) Reflects ownership of less than 1% of the outstanding Common Shares of the Company.

                              ELECTION OF DIRECTORS

                                (Item 1 on Proxy)

      In accordance with Section 2.02 of the Amended Regulations of the Company, three directors are to be elected at the Annual Meeting for terms of three years each and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote the Common Shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

      The following table gives certain information concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.


                                                                                             DIRECTOR OF   NOMINEE
                                                       POSITION(S) HELD WITH                THE COMPANY    FOR TERM
                                                          THE COMPANY AND                   CONTINUOUSLY   EXPIRING
NOMINEE                                 AGE           PRINCIPAL OCCUPATION(S)                   SINCE         IN
-------                                ----           -----------------------              -------------  --------
Roger D. Blackwell....................  57    Professor of Marketing at                         1992         2001
                                              The Ohio State University,
                                              Columbus, Ohio; self-employed
                                              as a business consultant (1)
Donald G. Orrick......................  69    Retired since 1992; prior thereto,                1983         2001
                                              Dr. Orrick was in the private practice
                                              of dentistry in the Columbus, Ohio
                                              metropolitan area
Dale E. Twomley.......................  58    President and Chief Executive Officer             1985         2001
                                              of the Company

---------------
(1) Mr. Blackwell is also a director of Max & Erma's Restaurants, Inc., Checkpoint Systems, Inc., Intimate Brands, Inc., Abercrombie & Fitch Co., AirNet Systems, Inc., Flex-Funds, Applied Industrial Technologies and Cheryl & Co.

      While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the Common Shares represented by the proxies for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board.

      Under Ohio law and the Company's Amended Regulations, the three nominees receiving the greatest number of votes will be elected as directors. Common Shares as to which the authority to vote is withheld are not counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy, but are counted for the purpose of determining whether there is a quorum.

      The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.


                                                                                             DIRECTOR OF
                                                       POSITION(S) HELD WITH                THE COMPANY      TERM
                                                          THE COMPANY AND                   CONTINUOUSLY    EXPIRES
NAME                                    AGE           PRINCIPAL OCCUPATION(S)                   SINCE         IN
----                                    ---           -----------------------               ------------    -------

Allan R. Buller.......................  80    Chairman of the Board                             1982        1999
                                              and Treasurer of the Company
George T. Harding, IV ................  69    Physician and since 1995,                         1982        1999
                                              Chairman of the Board of Harding,
                                              a psychiatric hospital in Worthington, Ohio;
                                              prior thereto he was President of Harding
William D. Parker.....................  60    Retired since January, 1997;                      1996        1999
                                              prior thereto, he was President of
                                              the Kroger Columbus, Ohio
                                              Marketing Area, a division of The
                                              Kroger Company, a multi-state
                                              super-market chain
Emil J. Brolick.......................  50    Senior Vice President, Strategic Planning,        1997        2000
                                              Research & New Product Marketing,
                                              Wendy's International, Inc.
Francisco J. Perez....................  54    President and Chief Executive Officer             1997        2000
                                              of Kettering Medical Center,
                                              Kettering, Ohio since 1994; prior thereto,
                                              he was President and Chief Executive Officer
                                              of New England Memorial Hospital,
                                              Stoneham, Massachusetts
Donald B. Shackelford.................  65    Chairman of State Savings Bank,                   1991        2000
                                              a state chartered savings bank based in
                                              Columbus, Ohio (1)

--------------
(1) Mr. Shackelford is also a director of The Limited, Inc., Intimate Brands, Inc., Abercrombie & Fitch Co., and Progressive Corporation. There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

      Each Non-Employee Director, upon election or re-election to the Board of Directors, is granted a non-qualified stock option to purchase 10,000 Common Shares of the Company at the fair market value of the Common Shares on the date the option is granted. Each option will be for a term of five years and will become exercisable with respect to one-third of the grant on each anniversary of the grant date. Non-Employee Directors who were elected prior to April 22, 1997 had been granted a non-qualified stock option to purchase 22,221 Common Shares at the fair market value of the Common Shares at the date of the grant. These options have a term of five years.

      The Board of Directors of the Company held a total of five meetings during the Company's 1997 fiscal year. Each director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the period he served.

      The Company's Board of Directors has standing Audit, Compensation and Nominating Committees.

      The Audit Committee consists of Donald B. Shackelford (Chair), George T. Harding, IV, William D. Parker and Francisco J. Perez. The function of the Audit Committee is to review the adequacy of the

Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent public accountants and to recommend to the Board of Directors an accounting firm to serve as the Company's independent public accountants. The Audit Committee met twice during the 1997 fiscal year.

      The Compensation Committee consists of Roger D. Blackwell (Chair), Emil J. Brolick and Donald G. Orrick, all of whom are outside directors. The function of the Compensation Committee is to review and supervise the operation of the Company's compensation plans, to select those employees who may participate in each plan (where selection is required), to prescribe the terms of any stock options granted under the Company's stock option plan for employees and to approve the compensation of the Company's executive officers. The Compensation Committee met once during the 1997 fiscal year.

      The Nominating Committee consists of George T. Harding, IV (Chair), Donald
B. Shackelford and Dale E. Twomley and met once during 1997. The functions of the Nominating Committee include the consideration of the size and composition of the Board, review and recommendation of individuals for election as directors or officers of the Company, and review of the criteria for selecting directors. In carrying out its responsibilities for recommending candidates to fill vacancies on the Board and in recommending a slate of directors for election by the shareholders at the Annual Meeting, the Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company at its Corporate Headquarters. Individuals suggested as candidates should have high level management experience in a relatively complex organization or have experience dealing with complex problems. A candidate also must include a willingness to attend scheduled Board and Committee meetings.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

      The compensation paid to the Company's executive officers is evaluated and approved by the Compensation Committee of the Company's Board of Directors. The Compensation Committee consists of three directors, all of whom are Outside Directors.

      All decisions of the Compensation Committee are reviewed by the full Board of Directors. During 1997, none of the compensation decisions of the Compensation Committee were modified or rejected in any material way by the full Board.

COMPENSATION PROGRAM FOR EXECUTIVE OFFICERS

      The Company's compensation program for its executive officers is based on the following objectives:

      - Total compensation of the executive officers should be linked to the financial performance of the Company.

      - The compensation paid to the executive officers of the Company should compare favorably with executive compensation levels of other similarly-sized companies so that the Company can continue to attract and retain outstanding executives.

      - The compensation program should reward outstanding individual performance and contributions as well as experience.

      The Company's executive compensation program consists of annual cash compensation and longer-term incentive compensation. Historically, annual cash compensation has been comprised of base salary and an annual incentive award.

      In determining executive compensation, the Compensation Committee wishes to maintain competitive salaries for the officers by targeting compensation within the competitive ranges of data compiled by the Company's executive compensation consulting firm. The Compensation Committee believes that the emphasis should be on performance linked rewards, so that compensation for key executives improves in line with improvements in return to the shareholders. Base salaries are targeted at adequate minimum total cash compensation in a year when no bonus is earned.

      Base salaries awarded in 1997 by the Compensation Committee to each executive officer, other than the Chief Executive Officer, were based upon a recommendation to the Compensation Committee made by Mr. Twomley, the Company's Chief Executive Officer. Mr. Twomley makes his recommendations after considering the individual performance, duties, responsibilities, experience and tenure of each executive officer, general current economic conditions, the recent financial performance of the Company and other factors, none of which is given a specific weighting. The Compensation Committee approves the base salary of each of these executive officers after meeting with Mr. Twomley and discussing with him his salary recommendations and the basis for his recommendations. The Compensation Committee determines Mr. Twomley's base salary on the basis of the same factors.

      The Company also has an annual incentive program for its executive officers, including the Chief Executive Officer. Annual incentive awards are based on the extent to which the Company achieves or exceeds annual financial performance goals established by the Board on an annual basis. The actual amount of the bonus that an executive officer will receive at various performance levels is approved by the Compensation Committee at the beginning of each year and is based upon the position, duties and responsibilities of each such executive officer. No bonuses were paid under the annual incentive program for 1997.

      The Company's longer-term compensation program for its executive officers consists primarily of stock options, both incentive stock options and non-qualified stock options. Award opportunities for the stock option program are determined by the Compensation Committee. Incentive stock options are granted at 100% of fair market value on the date of grant so that the holders of the options do not receive a benefit from the stock option unless and until there is an increase in the market price of the Company's shares.

      The Company also maintains for its executive officers a supplemental executive retirement plan, which is a non-qualified plan designed to provide supplemental retirement benefits to the Company's executive officers. This plan is designed to provide a retiring executive officer with 30 years of service a target benefit (after adjustment for other retirement benefits and Social Security benefits) equal to 50 percent of final salary. The Compensation Committee views this plan as a valuable tool in hiring and retaining superior executives.

1997 COMPENSATION OF MR. TWOMLEY

      Mr. Twomley's base salary for 1997 was targeted to be within competitive ranges based upon data compiled by the Company's executive compensation consulting firm. The Compensation Committee believes that the base salary for Mr. Twomley should be adequate minimum total cash compensation in a year when no bonus is earned. Earnings beyond that level should be linked to the Company's financial performance. Mr. Twomley's base salary for 1997 represented a 13.2% increase over his prior year's base salary. In setting Mr. Twomley's 1997 base salary, the Compensation Committee gave consideration to Mr. Twomley's many contributions toward the Company's operations in 1996 in establishing an adequate minimum compensation for 1997.

      No cash bonus was paid to Mr. Twomley for 1997 under the incentive program described above due to the Company not achieving certain specified net income goals. The maximum formula-determined bonus that Mr. Twomley could have achieved in 1997 under the incentive program would have represented 120% of his base salary.

      Respectfully submitted,

                           THE COMPENSATION COMMITTEE

Roger D. Blackwell, Chr.           Emil J. Brolick              Donald G. Orrick

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table shows, for the Company's fiscal years ended December 31, 1997, 1996 and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and to the other executive officers of the Company.



                           SUMMARY COMPENSATION TABLE


                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                         ANNUAL COMPENSATION               AWARDS
                                                   ------------------------------    -------------------
                                                                            OTHER              SECURITIES
                                                                           ANNUAL   RESTRICTED UNDERLYING  ALL OTHER
                                                                           COMPEN-     STOCK    OPTIONS/    COMPEN-
                                                    SALARY      BONUS     SATION(1)    AWARD      SARS     SATION(2)
     NAME/PRINCIPAL POSITION              YEAR        ($)        ($)         ($)        ($)        (#)        ($)
   --------------------------           --------   --------   --------    -------    --------   --------   --------

DALE E. TWOMLEY,..................        1997     $237,670   $   --       $  --        --         --      $13,150
  President and Chief Executive Officer   1996      210,870    203,558      9,158       --       53,333     29,730
                                          1995      198,000    237,600      8,639       --       66,666     31,449

WILLIAM T. KIRKWOOD,..............        1997     $153,790   $   --       $  --        --         --     $  7,975
  Executive Vice President and            1996      138,760    100,829      3,387       --       35,554     13,521
  Chief Financial Officer                 1995      124,680    100,000      3,195       --       22,221     13,595

DONALD B. BURKE,..................        1997     $143,830   $   --       $  --        --         --     $  6,449
  Executive Vice President                1996      129,665     93,658      3,357       --       26,666     12,498
  of Marketing and Sales                  1995      125,100     75,000      3,167   $25,575(3)   22,221     11,865

JAY L. ROBERTSON,.................        1997     $129,180   $   --       $  --        --         --     $  6,621
  Vice President of Sales                 1996      118,890     57,254      3,205       --       17,777     12,725
                                          1995      114,600     69,000      3,024       --       11,110     12,382

RONALD L. MCDERMOTT,..............        1997     $117,060   $   --       $  --        --         --     $  7,466
  Vice President of Research              1996      105,500     50,803      2,724       --       17,777     12,343
  and Technology, Secretary               1995      101,760     61,000      2,570       --        8,888     10,639

---------------
(1) Other Annual Compensation consists of gross-up payments for tax liabilities related to contributions to the Worthington Foods, Inc. Supplemental Executive Retirement Plan.

(2) "All Other Compensation" for 1997 includes the following: (a) contributions of $7,200; $7,975; $6,449; $6,621 and $7,466 to the
      Worthington Foods Tax Savings and Profit Sharing Plan (the "401(k) Plan") on behalf of Messrs. Twomley, Kirkwood, Burke, Robertson and McDermott respectively, to match 1997 pre-tax elective deferral contributions made by each to the 401(k) Plan and a discretionary contribution made by the Company; and (b) $5,950 representing the dollar value of split dollar life insurance premiums paid for the benefit of Mr. Twomley.

(3) The restrictions on Mr. Burke's Common Shares lapsed on November 14, 1996. There are no restricted Common Shares held by the executive officers named in the Summary Compensation Table at December 31, 1997.

GRANTS OF STOCK OPTIONS

      There were no grants of stock options to the named executives during 1997.

OPTION EXERCISES AND HOLDINGS

      The following table sets forth information with respect to options exercised during the 1997 fiscal year by the named executive officers and unexercised options held as of the end of the 1997 fiscal year by such executive officers:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                    NUMBER OF   VALUE REALIZED     NUMBER OF SHARES          VALUE OF UNEXERCISED
                                      SHARES     (FAIR MARKET    UNDERLYING UNEXERCISED          IN-THE-MONEY
                                    UNDERLYING VALUE AT EXERCISE  OPTIONS AT FY-END(#)       OPTIONS AT FY-END($)
                                     OPTIONS    LESS EXERCISE  --------------------------  -------------------------
       NAME                          EXERCISED     PRICE)($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
     -------                       -----------  -------------- -----------  -------------  ----------- -------------

 Dale E. Twomley...................   16,665       $173,820     106,665        72,223       $898,339      $375,269

 William T. Kirkwood...............   15,998       $166,542      59,627        23,703       $484,725      $ 15,217

 Donald B. Burke...................   12,220       $122,046      24,220        43,557       $210,536      $218,635

 Jay L. Robertson..................    9,442       $ 95,652      41,156        12,177       $359,999      $  7,817

 Ronald L. McDermott...............    7,444       $ 78,339      37,035        11,852       $315,848      $  7,608

SEVERANCE ARRANGEMENTS

      On August 28, 1995, the Company entered into agreements with Dale E. Twomley, William T. Kirkwood, Donald B. Burke, Jay L. Robertson and Ronald L. McDermott. These agreements, which are substantially identical, have initial terms ending on August 28, 1998 (which will be automatically extended for one-year periods unless either party gives notice of his or its decision not to renew), and provide that in the event of the executive officer's termination of employment under certain circumstances during the 36-month period (the "Effective Period") following a "change in control" of the Company, the executive officer will be entitled to certain severance benefits. Prior to a change in control, the executive officer will remain an employee at will of the Company.

      Each agreement will terminate automatically on the death or retirement of the executive officer to whom it relates, and may be terminated, at the option of the Company upon disability of the executive officer or for "cause" (as that term is defined in the agreement) or, at the option of the executive officer, for other than "good reason," in all of which cases no additional severance payments, other than accrued compensation and benefits customarily paid to employees in such circumstances, will be due the executive officer.

      If the executive officer terminates the agreement during the Effective Period for "good reason,"or if the Company terminates the agreement during such period for any reason other than for "cause" or as a result of the executive officer's death, retirement or disability, the Company will be obligated to pay the executive officer his base salary and prorated bonus through the date of the termination and to make a lump-sum payment to the executive officer equal to
2.99 times (for Messrs. Twomley, Kirkwood and Burke) and 2 times (for Messrs. Robertson and McDermott) the average annual compensation (including salary and bonus) which was payable to such executive officer for the five taxable years ending prior to the date on which the change of control occurred. As of March 2, 1998, the amount of the lump-sum payment to Messrs. Twomley, Kirkwood, Burke, Robertson and McDermott would have been approximately $1,093,000, $611,000, $600,000, $325,000 and $267,000, respectively.

      If any portion of the payments and benefits provided for in such agreements would be considered "parachute payments" within the meaning of
Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, so as to be nondeductible by the Company, then the aggregate present value of all of the amounts payable to the executive officer to whom such agreement relates will be reduced at the election of the executive officer to the maximum amount which would cause all of the payments to be deductible by the Company.

      For purposes of each such agreement, the executive officer to whom it relates may terminate his employment for "good reason" during the Effective Period if his title, duties, responsibilities, compensation or benefits are reduced, if he is required to relocate or if the agreement is breached by the Company. A "change in control" is defined to include, among other events, the acquisition by any individual, entity or group of stock entitling such individual, entity or group to exercise 20% or more of the voting power of the Company or, as a result of a merger or other business combination, the persons who were directors of the Company prior to such transaction shall cease to constitute a majority of the directors of the surviving company in such transaction.

DIRECTORS' COMPENSATION

      Non-Employee Directors of the Company are paid an annual fee of $8,000, a fee of $1,000 for each Board of Directors meeting attended and a fee of $500 for each committee meeting attended. Directors who are also employees of the Company receive no additional compensation from the Company for serving in such capacity. Directors are reimbursed their expenses in attending meetings of the Board and Committee meetings. In addition, each non-employee director is granted a non-qualified stock option as described on page 5.


PERFORMANCE GRAPH


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
         WORTHINGTON FOODS, INC., RUSSELL 2000 INDEX AND FOOD PROCESSING
                     (PERFORMANCE RESULTS THROUGH 12/31/97)


                   WORTHINGTON      RUSSELL          FOOD
                   FOODS            2000 INDEX       PROCESSING


1992               $100.00          $100.00          $100.00

1993                 81.07           118.91           100.28

1994                 90.32           116.55           108.62

1995                193.25           149.70           137.09

1996                351.87           174.30           171.07

1997                347.37           213.00           254.37



  Assumes $100 invested at the close of trading on 12/31/92 in Worthington Foods, Inc. Common Shares, Russell 2000 Index, and Food Processing. *Cumulative total returns assumes reinvestment of dividends.

                                                              Source: Value Line

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Company engaged Ernst & Young LLP as its independent public accountants to audit its financial statements for the year ended December 31, 1997. Ernst & Young LLP has served as independent public accountants for the Company since 1989. The Company's Audit Committee makes its selection of the Company's independent public accountants for the 1998 fiscal year in July, 1998.

      The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      Any qualified shareholder who desires to present a proposal for consideration at the 1999 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 17, 1998 and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 1999 Annual Meeting of Shareholders.


                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 1998 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the Common Shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

      It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy in the self-addressed envelope furnished herewith.



                               By Order of the Board of Directors,

                               /s/ Ronald L. McDermott

                               Ronald L. McDermott
                               Secretary


 March 16, 1998

                                                  Worthington Foods, Inc.
                                                  Annual Meeting of Shareholders
                                                  April 21, 1998


                 [STREET MAP TO WORTHINGTON HILLS COUNTRY CLUB]




The Worthington Hills Country Club
920 Clubview Boulevard South
Worthington, Ohio 43235

315 North: Turn left at Clubview Boulevard
270 North from east or west: exit at 315 North
71 from north or south: 270 West to 315 North



                       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD ON APRIL 21, 1998


             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of common shares of Worthington Foods, Inc. (the "Company") hereby constitutes and appoints Allan R. Buller, George T. Harding, IV and William D. Parker, or any one of them, the Proxy or Proxies of the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, April 21, 1998, at The Worthington Hills Country Club, 920 Clubview Blvd. S., Worthington, Ohio 43235, at 11:00 a.m., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof as follows:
P
R     1. To elect three directors to serve for terms of three years each.
O         [ ] FOR election as director of     [ ] WITHHOLD AUTHORITY to vote for
X             the Company of all the nominees     all nominees listed below.
Y             listed below (except as marked
              to the contrary below).*

         ROGER D. BLACKWELL           DONALD G. ORRICK          DALE E. TWOMLEY

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)


2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.


          (Continued, and to be executed and dated on the other side.)

                         [WORTHINGTON FOODS, INC. LOGO]
                 -----------------------------------------------
                 We invite you to attend the 1998 Annual Meeting
                   of Shareholders of Worthington Foods, Inc.


                 Date:        Tuesday, April 21, 1998
                 Time:        11:00 a.m., eastern standard time
                 Location:    The Worthington Hills Country Club
                              920 Clubview Boulevard South
                              Worthington, Ohio 43235

                            (see map on reverse side)


                                   DETACH CARD



                        (Continued from the other side.)

     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY OR PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE DIRECTORS MAY RECOMMEND.

   All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 21, 1998 meeting.


                                       Dated:___________________, 1998


                                       -----------------------------------------
                                       Signature of Shareholder(s)


                                       -----------------------------------------
                                       Signature of Shareholder(s)

                                       Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by authorized person. (Please note any change of address on this proxy.)

                                       THIS PROXY IS SOLICITED ON BEHALF OF THE
                                       BOARD OF DIRECTORS OF WORTHINGTON FOODS,
                                       INC. PLEASE FILL IN, DATE AND SIGN AND
                                       RETURN IT PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.